Exhibit 99.(e)(2)

FIRST AMENDMENT TO TRUTH SOCIAL FUNDS

DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement dated October 29, 2025 (the “Agreement”), by and between Truth Social Funds, an Ohio statutory trust (the “Trust”) and PINE Distributors, LLC, a Delaware limited liability company (the “Distributor”), is entered into as of December 11, 2025 (the “Effective Date”).

WHEREAS, The Trust and the Distributor (collectively the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated list of funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PINE Distributors LLC	Truth Social Funds

By: /s/ Mark Fairbanks	By: /s/ David Bogaert
Name: Mark Fairbanks	Name: David Bogaert
Title: President	Title: President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Truth Social American Security & Defense ETF

Truth Social American Next Frontiers ETF

Truth Social American Icons ETF

Truth Social American Energy Security ETF

Truth Social American Red State REITs ETF

Truth Social Bitcoin Plus ETF

Truth Social Bitcoin & Ether ETF

Truth Social Blue Chip 10 ETF

Truth Social Blue Chip 10 Covered Call ETF

Truth Social Cronos Yield Maximizer ETF

Truth Social One Big Beautiful ETF

Truth Social 100 Index ETF

Truth Social Digital Asset Treasury (DAT) ETF

Truth Social Liquid Staking Tokens Index ETF

Truth Social Stablecoin Yield Strategy ETF

Truth Social 4547 REAL Assets ETF

Truth Social Meme Coin Index ETF

Truth Social DeFi Finance Leaders Index ETF

Truth Social Infrastructure Application Leaders Index ETF

Truth Social Media & Entertainment Leaders Index ETF

Truth Social Smart Contract Leaders Index ETF

Truth Social Big 7 Crypto MYGA Strategy ETF

Truth Social All-Terrain Crypto MYGA Strategy ETF

Truth Social Stablecoin MYGA Strategy ETF

Truth Social Fantastic 5 Delta-Neutral MYGA Strategy ETF

Truth Social Cronos Delta-Neutral MYGA Strategy ETF

Truth Social God Bless America ETF

Truth Social America First ETF